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                                                                      Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT


1. Farmers First Bank, 9 East Main Street, Lititz, Pennsylvania; a Bank and Trust Company organized under the Pennsylvania Banking Code of 1965.

2. The Citizens National Bank of Southern Pennsylvania, 35 North Carlisle Street, Greencastle, Pennsylvania; a National Bank organized under the National Bank Act.

3. First National Trust Bank, 400 Market Street, Sunbury, Pennsylvania; a National Bank organized under the National Bank Act.

4. Williamsport National Bank, 329 Pine Street, Williamsport, Pennsylvania; a National Bank organized under the National Bank Act.

5. Farmers & Merchants Bank and Trust, 59 West Washington Street, Hagerstown, Maryland; a Bank organized under the Maryland Banking Code.

6. Susque-Bancshares Life Insurance Company, Phoenix, Arizona; an insurance company organized under the laws of the State of Arizona.

7. Susque-Bancshares Leasing Company, Inc., 9 East Main Street, Lititz, Pennsylvania; a company organized under the laws of the Commonwealth of Pennsylvania.

8. Susquehanna Bancshares South, Inc., 100 West Road, Baltimore, Maryland; a thrift holding company organized under the laws of the State of Delaware.

9. Atlantic Federal Savings Bank, 100 West Road, Baltimore, Maryland; a wholly-owned subsidiary of Susquehanna Bancshares South, Inc.

10. Reisterstown Federal Savings Bank, 11817 Reisterstown Road, Reisterstown, Maryland; a wholly-owned subsidiary of Susquehanna Bancshares South, Inc.

11. Fairfax Savings Bank, a FSB, 17 Light Street, Baltimore, Maryland; a wholly-owned subsidiary of Susquehanna Bancshares South, Inc.

12. Equity National Bank, 8000 Sagemore Drive, Suite 8101, Marlton, New Jersey; a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

13. Farmers National Bank, 114 North Main Street, Mullica Hill, New Jersey; a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

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